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                                                                Exhibit 99(a)(2)

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/24/1996
   960384212 - 2358150

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                             OF CERTIFICATE OF TRUST

     Chubb Series Trust (the "Trust"), a business trust organized and existing under and by virtue of the laws of the State of Delaware.

DOES HEREBY CERTIFY THAT PURSUANT TO TITLE 12, SECTION 3810 OF THE DELAWARE
CODE:

FIRST: That at a meeting of the Board of Trustees of Chubb Series Trust, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Trust, dated October 27, 1993, of said Trust and declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

"RESOLVED, that the Declaration of Trust of Chubb Series Trust be amended by changing the Article thereof numbered I, Section 1 ("Names and Definitions") so that, as amended, said Section shall be and read as follows:

          'NAME. This Trust shall be known as JPM Series Trust II and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.'"

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 3810 of the Delaware Code.

THIRD: The Trustees of the Trust, as set forth in its governing instrument, reserve the right to amend, alter, change, or repeal any provisions contained in this Certificate of Amendment of Certificate of Trust, in the manner now or hereafter prescribed by statute.

FOURTH: This Certificate of Amendment of Certificate of Trust shall become effective on and as of December 31, 1996.

IN WITNESS WHEREOF, said Chubb Series Trust has caused this Certificate of Amendment of Certificate of Trust to be signed by John F. Ruffle, an Authorized Trustee, this 16th day of December, 1996.


                                                  BY:    /s/ John F. Ruffle
                                                        ---------------------
                                                        Name: John F. Ruffle
                                                        Trustee